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                                                                    Exhibit 99.1

[NORTHERN BORDER PARTNERS, L.P. LOGO]       NEWS            13710 FNB Parkway
                                            RELEASE         Omaha, NE 68154-5200

                                            For Further Information
                                            Contact:

                                            Media Contact:
                                            Beth Jensen
                                            (402) 492-3400


                                            Investor Contacts:
                                            Ellen Konsdorf
                                            Jan Pelzer
                                            (877) 208-7318



NORTHERN BORDER PARTNERS, L.P.
TO PRESENT AT CONFERENCE

FOR IMMEDIATE RELEASE:  Friday, December 2, 2005

      OMAHA - Northern Border Partners, L.P. (NYSE - NBP) will present at the Wachovia Securities 4th Annual Energy Pipeline Symposium in New York City on Tuesday, December 6, 2005.

      The presentation slides will be available beginning December 2, 2005 on the Northern Border Partners' website: http://www.northernborderpartners.com. Those slides and management's presentation will refer to 2005 and 2006 financial estimates that were previously disclosed by the Partnership on November 2, 2005 and can be found on the Partnership's website along with reconciliations of the non-GAAP financial measures.

     Northern Border Partners, L.P. is a publicly traded partnership whose purpose is to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information may be found at http://www.northernborderpartners.com.

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